                                             CALCULATION OF REGISTRATION FEE

                                                  Maximum Aggregate          Amount of Registration
Title of Each Class of Securities Offered         Offering Price                      Fee(1)
-----------------------------------------        -------------------         -----------------------
Redeemable Equity-Linked Alternative                 $5,330,000                      $570.31
Yield Securities (RELAYS(SM))

(1)  Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on
Form S-3 (No. 333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The
$570.31 fee with respect to the $5,330,000 PLUS sold pursuant to this registration statement is offset against those filing fees, and $2,392,621.06 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2006                                                            Pricing Supplement No. 3 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-131266
Dated January 25, 2006                                                                           Dated February 21, 2006
                                                                                                          Rule 424(b)(2)
                                                       $5,330,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                               --------------------------
                                            RELAYS(SM) due February 24, 2010
                                                 Based on the Values of
                                    the S&P 500(R) Index and the Nikkei 225(R) Index
                        Redeemable Equity-Linked Alternative Yield Securities(SM) ("RELAYS(SM)")

Unlike ordinary debt securities, the RELAYS do not pay interest and do not guarantee any return of principal at maturity. Instead, if the RELAYS have not been subject to automatic redemption, at maturity you will receive for each
$1,000 principal amount of RELAYS that you hold an amount in cash that will vary depending upon the values of the S&P
500(R) Index and the Nikkei 225(R) Index over the term of the RELAYS and on the final determination date and which may be less than the par amount of the RELAYS.

o    The principal amount and issue price of each RELAYS is $1,000.

o    We will not pay periodic interest on the RELAYS.

o    If on any one of the first three determination dates, both the closing value of the S&P 500 Index and the closing value of the Nikkei 225 Index are greater than their respective initial index values, the RELAYS will be automatically redeemed for a cash payment on the third business day following the applicable determination date, the amount of which will vary depending on the applicable determination date:

     o    if both index closing values on February 24, 2007 exceed their respective initial index values, we will redeem the RELAYS for $1,135 (113.5% of par),

     o    if both index closing values on February 24, 2008 exceed their respective initial index values, we will redeem the RELAYS for $1,270 (127% of par) or

     o    if both index closing values on February 24, 2009 exceed their respective initial index values, we will redeem the RELAYS for $1,405 (140.5% of par).

o    At maturity, if the RELAYS have not previously been redeemed, you will receive for each $1,000 principal amount of
     RELAYS that you hold an amount of cash equal to:

     o    $1,540 (154% of par) if the index closing values of both the S&P 500 Index and the Nikkei 225 Index on
          February 19, 2010, the final determination date, are greater than their respective initial index values, or

     o    $1,000 (par) if the index closing value of either the S&P 500 Index or the Nikkei 225 Index on February 19,
          2010 is less than or equal to its initial index value and the value of neither the S&P 500 Index nor the
          Nikkei 225 Index has decreased to or below its specified trigger level at any time on any trading day from but excluding the date of this pricing supplement to and including the final determination date, or

     o    $1,000 times the index performance factor, which will be less than or equal to 1.0, if the index closing value of either the S&P 500 Index or the Nikkei 225 Index on February 19, 2010 is less than or equal to its initial index value and the value of either the S&P 500 Index or the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any trading day from but excluding the date of this pricing supplement to and including the final determination date.

          >    The initial index values of the S&P 500 Index and the Nikkei 225 Index are 1,283.04 and 15,781.78,
               respectively.

          >    The trigger levels for the S&P 500 Index and the Nikkei 225 Index are 898.128 and 11,047.246,
               respectively, or 70% of their initial index values.

          >    The index performance factor will be equal to the lower of (i) the final index value of the S&P 500 Index divided by the initial index value of the S&P 500 Index; and (ii) the final index value of the Nikkei 225
               Index divided by the initial index value of the Nikkei 225 Index.

o    Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the Nikkei 225 Index or their component stocks.

o    The RELAYS will not be listed on any securities exchange.

o    The CUSIP number for the RELAYS is 61747Y444.

You should read the more detailed description of the RELAYS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of RELAYS."

The RELAYS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                               --------------------------
                                                       PRICE 100%
                                               --------------------------

                                                                    Price to           Agent's         Proceeds to
                                                                     Public         Commissions(1)      Company
                                                              -----------------  ------------------  ----------------
Per RELAYS.................................................           100%              1.50%            98.50%
Total......................................................        $5,330,000          $79,950         $5,250,050

----------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the RELAYS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the RELAYS, see the section of this pricing supplement called "Description of RELAYS-Supplemental Information Concerning Plan of
Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the
RELAYS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The RELAYS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The RELAYS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The RELAYS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the RELAYS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the RELAYS to the public in Hong Kong as the RELAYS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the RELAYS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the RELAYS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The RELAYS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the RELAYS nor make the RELAYS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RELAYS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the RELAYS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the RELAYS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The RELAYS offered are medium-term debt securities of Morgan Stanley. The return on the RELAYS is linked to the performance of the S&P 500(R) Index and the Nikkei 225(R) Index.

     "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation, which we refer to as S&P, and "Nikkei 225(R) Index" is a trademark of Nihon Keizai Shimbun, Inc., which we refer to as Nikkei, and each have been licensed for use by Morgan Stanley. "Redeemable Equity-Linked Alternative Yield Securities" and "RELAYS" are
our service marks.

Each RELAYS costs $1,000         We, Morgan Stanley, are offering Redeemable Equity-Linked Alternative Yield Securities
                                 due February 24, 2010, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                 Based on the Values of the S&P 500(R) Index and the Nikkei 225(R) Index, which we refer to as the RELAYS. The principal amount and issue price of each RELAYS is $1,000.

                                 The original issue price of the RELAYS includes the agent's commissions paid with respect to the RELAYS and the cost of hedging our obligations under the RELAYS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the RELAYS reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the RELAYS. See
                                 "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and
                                 "Description of RELAYS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the RELAYS do not pay interest and do not
principal; no interest           guarantee any return of principal at maturity.  If the RELAYS have not been redeemed prior to maturity and the final index value of either the S&P 500 Index or the
                                 Nikkei 225 Index is less than or equal to its initial index value, and the value of either the S&P 500 Index or the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any date from but excluding the date of this pricing supplement, to and including the final determination date, we will pay to you an amount in cash per RELAYS that is less than the $1,000 issue price of each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more.

                                 The initial index values of the S&P 500 Index and the Nikkei 225 Index are 1,283.04 and
                                 15,781.78, respectively, which are the closing values of the S&P 500 Index on February
                                 21, 2006 and of the Nikkei 225 Index on February 22, 2006.

                                 The final index values of the S&P 500 Index and the Nikkei 225 Index will be their respective closing values on February 19, 2010.

                                 The trigger levels for the S&P 500 Index and the Nikkei 225 Index are 898.128 and
                                 11,047.246, respectively, or 70% of their initial index values.

                                                          PS-3

========================================================================================================================

The RELAYS will be               If the closing values of both the S&P 500 Index and the Nikkei 225 Index on any of the
automatically redeemed           first three determination dates are greater than their respective initial index values,
only if both the S&P 500         the RELAYS will be automatically redeemed for the early redemption payment on the third
Index and the Nikkei 225         business day following the applicable determination date. The early redemption payment
Index are higher                 will be an amount of cash that will vary depending on the determination date:
than their respective initial
index values on any              o    If both index closing values on February 24, 2007 are greater than their
determination date                    respective initial index values, we will redeem each $1,000 principal amount of
                                      RELAYS for $1,135 (113.5% of par),

                                 o    if both index closing values on February 24, 2008 are greater than their respective initial index values, we will redeem each $1,000 principal amount of
                                      RELAYS for $1,270 (127% of par), or

                                 o    if both index closing values on February 24, 2009 are greater than their respective initial index values, we will redeem each $1,000 principal amount of
                                      RELAYS for $1,405 (140.5% of par).

                                 The determination dates for each index are subject to adjustment in the event of non-trading days and certain market disruption events.

Payment at maturity depends      At maturity, if the RELAYS have not previously been automatically redeemed, you will
on the values of the S&P 500     receive for each $1,000 principal amount of RELAYS that you hold an amount of cash that
Index and the Nikkei 225 Index   will vary depending upon the values of the S&P 500 Index and the Nikkei 225 Index over the term of the RELAYS and on the final determination date, equal to:

                                 o    $1,540 (154% of par) if the index closing values of both the S&P 500 Index and the
                                      Nikkei 225 Index on February 19, 2010, the final determination date, are greater than their respective initial index values,

                                 o    $1,000 (par) if the index closing value of either the S&P 500 Index or the Nikkei
                                      225 Index on February 19, 2010 is less than or equal to its initial index value and the value of neither the S&P 500 Index nor the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any date from but excluding the date of this pricing supplement to and including the final determination date,
                                      or

                                 o    $1,000 times the index performance factor, which will be less than or equal to
                                      1.0, if the index closing value of either the S&P 500 Index or the Nikkei 225
                                      Index on February 19, 2010 is less than or equal to its initial index value and the value of either the S&P 500 Index or the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any date from but excluding the date of this pricing supplement to and including the final determination date where,

                                         index performance factor       =     the lower of

                                               final index value of S&P 500 Index
                                               ----------------------------------
                                              initial index value of S&P 500 Index

                                                          PS-4

========================================================================================================================

                                             and

                                                final index value of the Nikkei 225 Index
                                            -------------------------------------------------
                                               initial index value of the Nikkei 225 Index

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the $1,000 principal amount per RELAYS. The index performance factor is based on the underlying index that has declined more.

                                 Beginning on PS-7, we have provided examples titled “Hypothetical Payouts on the
                                 RELAYS,” which explain in more detail the possible payouts on the RELAYS at each early redemption date and at maturity assuming a variety of hypothetical index closing values on each determination date, including the final determination date. The table does not show every situation that can occur.

                                 You can review the historical values of the S&P 500 Index and the Nikkei 225 Index in the sections of this pricing supplement called “Description of RELAYS--Historical
                                 Information of the S&P 500 Index” and “Description of RELAYS--Historical Information of
                                 the Nikkei 225 Index.” The payment of dividends on the stocks that underlie the S&P 500
                                 Index and the Nikkei 225 Index is not reflected in the levels of the S&P 500 Index and the Nikkei 225 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                 If a market disruption event occurs with respect to the S&P 500 Index or the Nikkei 225
                                 Index on any determination date or if a scheduled determination date is not a trading day, the applicable index closing value(s) for the disrupted index or indices on such determination date will be determined on the next trading day on which no market disruption event occurs. If a market disruption event occurs on the final determination date, the final index value(s) for the disrupted index or indices will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the RELAYS will be postponed. See the section of this pricing supplement called “Description of RELAYS--Determination Dates.”

                                 Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the
                                 Nikkei 225 Index or the component stocks of such indices.

Your return on the RELAYS        The return investors realize on the RELAYS is limited to the early redemption payment
is limited to the early          or the payment at maturity. If the RELAYS are automatically redeemed prior to maturity,
redemption payment or the        you will receive the early redemption payment, which will be either $1,135, $1,270 or
payment at maturity              $1,405, depending on when the RELAYS are redeemed, which is equivalent to the issue price plus 13.5% of the issue price for each year that the RELAYS are outstanding. If the RELAYS are not automatically redeemed prior to maturity, you will receive the payment at maturity, which will be a maximum of $1,540, which is equivalent to the issue price plus 13.5% of the issue price for each year that the RELAYS are outstanding, and could be less than the principal amount of the RELAYS. See
                                 "Hypothetical Payouts on the RELAYS" beginning on PS-7.

                                                          PS-5

========================================================================================================================

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
Calculation Agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior securities.  As calculation agent, MS & Co. will determine the payment that you will receive at maturity.

Where you can find more          The RELAYS are senior notes issued as part of our Series F medium-term note program.
information on the RELAYS        You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and prospectus dated January
                                 25, 2006. We describe the basic features of this type of note in the section of the prospectus supplement called “Description of Notes” and in the section of the prospectus called “Description of Debt Securities.”

                                 For a detailed description of the terms of the RELAYS, you should read the section of this pricing supplement called “Description of RELAYS.” You should also read about some of the risks involved in investing in RELAYS in the section of this pricing supplement called “Risk Factors.” The tax and accounting treatment of investments in equity-linked notes such as the RELAYS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called
                                 “Description of RELAYS–United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the RELAYS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6

========================================================================================================================

                                           HYPOTHETICAL PAYOUTS ON THE RELAYS

     The following examples illustrate the payout on the RELAYS for a range of hypothetical index closing values of the
S&P 500 Index and the Nikkei 225 Index on each of the four determination dates and, to illustrate the effect of the trigger level, a hypothetical intraday index value on a random interim date from but excluding the date of this pricing supplement to but including the final determination date.

     These examples are based on the following terms:

o    initial index value of the S&P 500 Index: 1,283.04

o    initial index value of the Nikkei 225 Index: 15,781.78

o    trigger level for the S&P 500 Index: 898.128, which is 70% of the initial index value of the S&P 500 Index

o    trigger level for the Nikkei 225 Index:  11,047.246,  which is 70% of the initial index value of the Nikkei
         225 Index

o    Issue Price (per RELAYS): $1,000.

     In Examples 1, 2 and 3, the values of the two indices fluctuate over the term of the RELAYS and both indices close above their respective initial index values of 100 on one of the first three determination dates. However, each example produces a different early redemption payment because both index closing values exceed their respective initial index values on a different determination date in each example. Accordingly, because both index closing values exceed their respective initial index values on one of the determination dates, the RELAYS are automatically redeemed as of that date. Additionally, Example 3 illustrates that the decline of the indices to or below their respective trigger levels on a random interim date from but excluding the date of this pricing supplement to and including the final determination date does not affect the payout if the RELAYS are automatically redeemed on either of the first three determination dates.

                    ----------------------------------------------------------------------------------------------------------------
                                    Example 1                             Example 2                            Example 3
                    ----------------------------------------------------------------------------------------------------------------
                     Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout
                    Index Value(1) Index Value(1)         Index Value(1) Index Value(1)         Index Value(1) Index Value(1)
                    of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei
                         Index      225 Index                  Index      225 Index                  Index      225 Index
                    ----------------------------------------------------------------------------------------------------------------
 February 24, 2007       1,668         18,938    $1,135       1,103          17,360       --       1,129          14,677       --
 February 24, 2008         --           --         --         1,296          19,727     $1,270     1,283          16,887       --
Random interim date        --           --         --           --              --        --         834          12,941       --
 February 24, 2009         --           --         --           --              --        --       1,334          16,097     $1,405
 February 24, 2010         --           --         --           --              --        --         --              --        --
-----------------------------------------------------------------------------------------------------------------------------------
   Total Payout:                                 $1,135                                 $1,270                               $1,405
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------

1      The Hypothetical Index Value for each determination date is the index closing value for that date, and the
Hypothetical Index Value for the random Interim Date is an intraday index value.

o    In Example 1, the index closing values of the S&P 500 Index and the Nikkei 225 Index on the first determination date have increased to 1,668 and 18,938, which are approximately 30% and 20% above their respective initial index values, and the RELAYS are automatically redeemed for $1,135 per RELAYS, representing a 13.5% increase above the
     Issue Price. This increase is less than, and unrelated to, the simple returns on the two indices of approximately
     30% and 20%.

                                                          PS-7

========================================================================================================================

o    In Example 2, the index closing value of the S&P 500 Index on the first determination date has decreased to 1,103, which is approximately 14% below the initial index value; therefore, the RELAYS are not automatically redeemed and remain outstanding, even though the index closing value of the Nikkei 225 Index has increased to 17,360, which is approximately 10% above the initial index value. On the second determination date, the index closing values of the
     S&P 500 Index and the Nikkei 225 Index have increased to 1,296 and 19,727, which are approximately 1% and 25% above their respective initial index values, and the RELAYS are automatically redeemed for $1,270 per RELAYS, representing a 27% increase above the Issue Price.

o    In Example 3, the index closing values of the S&P 500 Index and the Nikkei 225 Index on the first determination date have decreased to 1,129 and 14,677, which are approximately 12% and 7% below their respective initial index values. On the second determination date, the Nikkei 225 Index has increased back to and exceeded its initial index value, but the S&P 500 Index has not exceeded its initial index value; therefore, the RELAYS are not automatically redeemed on either of the first two determination dates and remain outstanding. The intraday value of the S&P 500
     Index on the random Interim Date has decreased to 834, which is approximately 35% below the initial index value, and is below the trigger level, but on the third determination date, both index closing values have increased above their respective initial index values to 1,334 and 16,097, which are approximately 4% and 2% above the initial index value; so the RELAYS are automatically redeemed for $1,405 per RELAYS, representing a 40.5% increase above the Issue Price.

     In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of either the S&P 500 Index or the Nikkei 225
Index on the first, second and third determination dates is less than or equal to its initial index value, and, consequently, the RELAYS are not automatically redeemed prior to, and remain outstanding until, maturity.

                    ----------------------------------------------------------------------------------------------------------------
                                    Example 4                             Example 5                            Example 6
                    ----------------------------------------------------------------------------------------------------------------
                     Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout
                    Index Value(1) Index Value(1)         Index Value(1) Index Value(1)         Index Value(1) Index Value(1)
                    of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei
                         Index      225 Index                  Index      225 Index                  Index      225 Index
                    ----------------------------------------------------------------------------------------------------------------
 February 24, 2007       1,270       18,938          --        1,219        17,360         --      1,219         17,360        --
 February 24, 2008       1,283       14,519          --        1,245        11,521         --      1,245         11,521        --
Random interim date      1,026       10,732          --          911        16,571         --        911         16,571        --
 February 24, 2009       1,283       17,360          --        1,129        14,677         --      1,129         14,677        --
 February 24, 2010       1,925       22,094       $1,540         924        14,046      $1,000       924         18,938      $1,000
------------------------------------------------------------------------------------------------------------------------------------
      Total Payout:                               $1,540                                $1,000                               $1,000
------------------------------------------------------------------------------------------------------------------------------------

                    ----------------------------------------------------------------------------------------------------------------
                                    Example 7                             Example 8                            Example 9
                    ----------------------------------------------------------------------------------------------------------------
                     Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout   Hypothetical  Hypothetical   Payout
                    Index Value(1) Index Value(1)         Index Value(1) Index Value(1)         Index Value(1) Index Value(1)
                    of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei          of the S&P 500 of the Nikkei
                         Index      225 Index                  Index      225 Index                  Index      225 Index
                    ----------------------------------------------------------------------------------------------------------------
    February 24, 2007     1,039        14,677       --        1,039         14,677        --       1,039         14,677         --
    February 24, 2008     1,270        16,887       --        1,270         16,887        --       1,270         16,887         --
   Random interim date      885        12,941       --          885         12,941        --         885         12,941         --
    February 24, 2009       962        16,097       --          962         16,097        --         962         16,097         --
    February 24, 2010     1,347        14,204     $900          795         14,835      $620       1,129         19,727        $880
------------------------------------------------------------------------------------------------------------------------------------
      Total Payout:                               $900                                  $620                                   $880
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------
1       The Hypothetical Index Value for each determination date is the index closing value for that date, and the
Hypothetical Index Value for the random Interim Date is an intraday index value.

                                                          PS-8

========================================================================================================================

o    In Example 4, on the final determination date, the index closing values of the S&P 500 Index and the Nikkei 225
     Index have increased approximately 50% and 40% above their respective initial index values to 1,925 and 22,094, and the payment at maturity equals $1,540 per RELAYS, representing a 54% increase above the Issue Price. This increase is less than, and unrelated to, the simple returns on the indices of 50% and 40%. Even though on the random Interim
     Date the intraday value of the Nikkei 225 Index decreased below the trigger level, the payment at maturity is unaffected because both index closing values on the final determination date exceed their respective initial index values.

o    In Example 5, on the final determination date, the index closing values of the S&P 500 Index and the Nikkei 225
     Index have decreased approximately 28% and 11% below their respective initial index values to 924 and 14,046. But, because the value of neither the S&P 500 Index nor the Nikkei 225 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price.

o    In Example 6, on the final determination date, the index closing value of the S&P 500 Index has decreased approximately 28% below the initial index value to 924 and the index closing value of the Nikkei 225 Index has increased 20% above the initial index value to 18,938. Because the value of neither the S&P 500 Index nor the
     Nikkei 225 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price. Even though the value of one of the underlying indices increased approximately 20% over the term of the RELAYS, the RELAYS only return the
     $1,000 par amount because the other index did not exceed its initial index value.

o    In Example 7, on the final determination date, the index closing value of the S&P 500 Index has increased approximately 5% above the initial index value to 1,347 and the index closing value of the Nikkei 225 Index has decreased approximately 10% below the initial index value to 14,204. Because the intraday value of the S&P 500
     Index on the random Interim Date decreased to 885, which is approximately 31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.90 (the lower of 1.05 for the S&P 500 Index and 0.90 for the Nikkei 225 Index), which results in a payment at maturity of $900 per RELAYS, representing a 10% decrease below the Issue Price. The return on the RELAYS reflects the decrease in value of the Nikkei 225 Index, even though the S&P 500 Index was the index that decreased below the trigger level.

o    In Example 8, on the final determination date, the index closing values of the S&P 500 Index and the Nikkei 225
     Index have decreased approximately 38% and 6% below their respective initial index values to 795 and 14,835.
     Because the intraday value of the S&P 500 Index on the random Interim Date decreased to 885, which is approximately
     31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.62 (the lower of 0.62 for the S&P 500 Index and 0.94 for the Nikkei
     225 Index), which results in a payment at maturity of $620 per RELAYS, representing a 38% decrease below the Issue
     Price.

o    In Example 9, on the final determination date, the index closing value of the S&P 500 Index has decreased to 1,129, which is approximately 12% below the initial index value and the index closing value of the Nikkei 225 Index has increased to 19,727, which is approximately 25% above the initial index value. Because the intraday value of the
     S&P 500 Index on the random Interim Date decreased to 885, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals the $1,000 principal amount times an index performance factor of
     0.88 (the lower of 0.88 for the S&P 500 Index and 1.25 for the Nikkei 225 Index), which results in a payment at maturity of $880 per RELAYS, representing a 12% decrease below the Issue Price, even though the value of one of the underlying indices increased approximately 25% over the term of the RELAYS.

                                                          PS-9

========================================================================================================================

                                                      RISK FACTORS

     The RELAYS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. Investing in the RELAYS is not equivalent to investing directly in the S&P 500 Index and the Nikkei 225 Index or their component stocks. This section describes the most significant risks relating to the RELAYS. You should carefully consider whether the RELAYS are suited to your particular circumstances before you decide to purchase them.

The RELAYS do not pay            The terms of the RELAYS differ from those of ordinary debt securities in that we will
interest or guarantee return     not pay you interest on the RELAYS or guarantee you the principal amount of the RELAYS
of principal                     at maturity. Instead, if the RELAYS have not previously been automatically redeemed, at maturity you will receive for each $1,000 principal amount of RELAYS that you hold an amount in cash based upon the values of the S&P 500 Index and the Nikkei 225 Index as follows:

                                 o    Only if the final index values of both the S&P 500 Index and the Nikkei 225 Index on the final determination date are greater than their respective initial index values will you receive an amount in cash greater than the par amount at maturity.
                                      The payment would be equal to $1,540.

                                 o    If the final index value of either the S&P 500 Index or the Nikkei 225 Index is less than its initial index value and the value of neither the S&P 500
                                      Index nor the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any date from but excluding the date of this pricing supplement to and including the final determination date, you will receive the
                                      $1,000 issue price.  The payment of the $1,000 issue price at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  See "Hypothetical Payouts on the RELAYS" on
                                      PS-7.

                                 o    If the final index value of either the S&P 500 Index or the Nikkei 225 Index is less than its initial index value and if the value of either S&P 500 Index or the Nikkei 225 Index has decreased to or below its specified trigger level at any time on any date from but excluding the date of this pricing supplement to and including the final determination date, you will receive an amount in cash that is less than the $1,000 issue price of each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more.  In such case, you may suffer a loss of a significant amount of your investment in the RELAYS.

Your appreciation potential is   The appreciation potential of the RELAYS is limited by the redemption feature of the
limited; RELAYS subject to       RELAYS to a maximum of 13.5% of the issue price for each year that the RELAYS are
early redemption                 outstanding regardless of any greater positive performance of the S&P 500 Index and the
                                 Nikkei 225 Index. In addition, the early redemption feature may limit the term of your investment to as short as one year.

The RELAYS will not be listed    The RELAYS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the RELAYS.  MS & Co. currently intends to act as a market maker for the RELAYS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the RELAYS easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the RELAYS, the price at which you may be able to trade your RELAYS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the RELAYS.

                                                         PS-10

========================================================================================================================

Market price of the RELAYS       Several factors, some of which are beyond our control, will influence the value of the
may be influenced by many        RELAYS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the RELAYS in the secondary market. We expect that generally the values of the S&P 500 Index and the Nikkei 225 Index on any day will affect the value of the RELAYS more than any other single factor. However, because the payout on the
                                 RELAYS is only directly correlated to the values of the S&P 500 Index and the Nikkei
                                 225 Index in certain circumstances, the RELAYS will trade differently from the S&P 500
                                 Index and the Nikkei 225 Index. Other factors that may influence the value of the
                                 RELAYS include:

                                 o    the volatility (frequency and magnitude of changes in value) of the S&P 500 Index and the Nikkei 225 Index

                                 o    the level of correlation between the value of S&P 500 Index and the value the
                                      Nikkei 225 Index

                                 o    the dividend rate on the stocks underlying the S&P 500 Index and the Nikkei
                                      225 Index

                                 o    whether the value of the S&P 500 Index or the Nikkei 225 Index has been at or below the trigger level at any time on any date

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the stocks underlying the S&P 500 Index and the Nikkei 225
                                      Index or stock markets generally and which may affect the value of the S&P 500
                                      Index or the value the Nikkei 225 Index

                                 o    interest and yield rates in the market

                                 o    the time remaining until the next determination date(s)and the maturity of the
                                      RELAYS

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your
                                 RELAYS prior to maturity. For example, you may have to sell your RELAYS at a substantial discount from the principal amount if on that date either the value of the
                                 S&P 500 Index or the value of the Nikkei 225 Index is at or below 1,283.04 and
                                 15,781.78, respectively, especially if at any time on any date the value of either the
                                 S&P 500 Index or the Nikkei 225 Index has fallen to or below its specified trigger level.

                                 You cannot predict the future performance of the S&P 500 Index or the Nikkei 225 Index based on its historical performance. The value of the S&P 500 Index or the Nikkei 225
                                 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the RELAYS by an amount proportionate to the decrease in the value of whichever of the S&P 500 Index or the Nikkei 225 Index has declined more. There can be no assurance that the values of both the S&P 500 Index and the Nikkei 225 Index will have increased on any determination date so that you will receive at maturity or on any earlier redemption date more than the principal amount of the RELAYS.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from        any, at which MS & Co. is willing to purchase RELAYS in secondary market transactions
hedging in the original issue    will likely be lower than the original issue price, since the original issue price
price is likely to adversely     included, and secondary market prices are likely to exclude, commissions paid with
affect secondary market prices   respect to the RELAYS, as well as the projected profit included in the cost of hedging our obligations under the RELAYS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

                                                          PS-11

========================================================================================================================

Adjustments to the S&P 500       S&P is responsible for calculating and maintaining the S&P 500 Index. S&P can add,
Index or the Nikkei 225 Index    delete or substitute the stocks underlying the S&P 500 Index or make other
could adversely affect the       methodological changes that could change the value of the S&P 500 Index. S&P may
value of the RELAYS              discontinue or suspend calculation or dissemination of the S&P 500 Index. Any of these actions could adversely affect the value of the RELAYS.

                                 Nikkei is responsible for calculating and maintaining the Nikkei 225 Index. Nikkei can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the value of the Nikkei 225 Index. Nikkei may discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the RELAYS.

                                 S&P or Nikkei may discontinue or suspend calculation or publication of the S&P 500
                                 Index or the Nikkei 225 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the RELAYS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the RELAYS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index or the Nikkei 225 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the S&P 500 Index or the Nikkei 225 Index last in effect prior to such discontinuance.

There are additional risks       The risk associated with an investment in a RELAYS based on the values of two stock
associated with an investment    indices may be significantly greater than the risk of a hypothetical investment in a
in the RELAYS because the        RELAYS based on only one of the underlying stock indices. Investors in the RELAYS will
RELAYS are linked to two         realize appreciation on the RELAYS only if both the S&P 500 Index and the Nikkei 225
stock indices                    Index exceed their respective initial index values on one of the first three determination dates or at maturity. If either underlying index fails to appreciate, investors will not benefit from any appreciation in the other index.

You have no shareholder rights   Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the
                                 Nikkei 225 Index or its component stocks. As an investor in the RELAYS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500 Index and the Nikkei 225
                                 Index.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the RELAYS.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will calculate the payment we will pay to you at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index or the Nikkei 225 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 “Description of RELAYS—Market Disruption Event” and “—Discontinuance of the S&P 500
                                 Index or the Nikkei 225 Index; Alteration of Method of Calculation”.

                                 The original issue price of the RELAYS includes the agent’s commissions and certain costs of hedging our obligations under the RELAYS. The subsidiaries through which we hedge our obligations under the RELAYS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

                                                         PS-12

========================================================================================================================

Hedging and trading activity by  MS & Co. and other affiliates of ours have carried out, and will continue to carry out,
the calculation agent and its    hedging activities related to the RELAYS (and possibly to other instruments linked to
affiliates could potentially     the S&P 500 Index and the Nikkei 225 Index or its component stocks), including trading
adversely affect the values of   in the stocks underlying the S&P 500 Index and the Nikkei 225 Index as well as in other
the S&P 500 Index and the        instruments related to the two indices. MS & Co. and some of our other subsidiaries
Nikkei 225 Index                 also trade the stocks underlying the S&P 500 Index and the Nikkei 225 Index and other financial instruments related to the two indices on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have affected the value of the S&P 500 Index and the Nikkei 225 Index and, as a result, could have increased the level at which the S&P 500 Index and the Nikkei
                                 225 Index must close before you receive a payment at maturity or upon automatic redemption that exceeds the principal amount of the RELAYS. Additionally, such hedging or trading activities during the term of the RELAYS could potentially affect the values of the S and P 500 Index and the Nikkei 225 Index on the determination dates and, accordingly, whether we redeem the RELAYS and the amount of cash you will receive at maturity.

Tax treatment                    You should also consider the U.S. federal income tax consequences of investing in the RELAYS.  An investment in a RELAYS should be treated as an “open transaction”
                                 with respect to the S&P 500 Index and the Nikkei 225 Index for U.S. federal income tax purposes, as described in the section of this pricing supplement called
                                 “Description of RELAYS--United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of a RELAYS; but you should recognize capital gain or loss at maturity or upon a sale, exchange, redemption or other disposition of the
                                 RELAYS in an amount equal to the difference between the amount realized and your tax basis in the RELAYS. However, due to the absence of authorities that directly address the proper tax treatment of the RELAYS, no assurance can be given that the
                                 IRS will accept, or that a court will uphold, this characterization and treatment.
                                 If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income thereon would be significantly affected. Please read carefully the section of this pricing supplement called
                                 "Description of RELAYS--United States Federal Income Taxation."

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation" for a
                                 discussion of the withholding tax consequences of an investment in the RELAYS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the RELAYS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-13

========================================================================================================================

                                                  DESCRIPTION OF RELAYS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"RELAYS" refers to each $1,000 principal amount of our Redeemable Equity-Linked Alternative Yield Securities due
February 24, 2010. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $5,330,000

Pricing Date...............   February 21, 2006

Original Issue Date
(Settlement Date)..........   February 24, 2006

Maturity Date..............   February 24, 2010, subject to extension in the event of a Market Disruption Event on the final Determination Date.

                              If, due to a Market Disruption Event or otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled
                              Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Determination Date as postponed. See “--Determination Dates” below.

Interest Rate..............   None

Specified Currency.........   U.S. dollars

Issue Price................   $1,000 per RELAYS

CUSIP Number...............   61747Y444

Denominations..............   $1,000 and integral multiples thereof

Initial Index Values.......   With respect to the S&P 500 Index, 1,283.04; and with respect to the Nikkei 225 Index,
                              15,781.78.

Payment at Maturity........   Unless the RELAYS have been previously automatically redeemed, you will receive for each
                              $1,000 principal amount of RELAYS that you hold a Payment at Maturity equal to:

                              o    $1,540 (154% of par) if the Final Index Values of both the S&P 500 Index and the
                                   Nikkei 225 Index are greater than their respective Initial Index Values, or

                              o    $1,000 (par) if the Final Index Value of either the S&P 500 Index or the Nikkei 225
                                   Index is less than or equal to its Initial Index Value and neither the S&P 500 Index nor the Nikkei 225 Index has decreased to or below its specified Trigger Level at any time on any Trading Day on which there is no Market Disruption Event from but excluding the Pricing Date to and including the final Determination Date, or

                              o    the $1,000 principal amount of each RELAYS times the Index Performance Factor if the
                                   Final Index Value of either the S&P 500 Index or the Nikkei 225 Index is less than or equal to its Initial Index Value and the reported value of either the S&P 500 Index or the Nikkei 225 Index as published by S&P or Nikkei has decreased to or below its specified Trigger Level at any time on any Trading Day on

                                                         PS-14

========================================================================================================================

                                   which there is no Market Disruption Event from but excluding the Pricing Date to and including the final Determination Date. Because the Index Performance Factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000. The index performance factor is based on the underlying index that has declined more.

                              We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                              Trustee and to DTC of the amount of cash to be delivered with respect to the $1,000 principal amount of each RELAYS on or prior to 10:30 a.m. on the Trading Day preceding the
                              Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the RELAYS to the Trustee for delivery to DTC, as holder of the RELAYS, on or prior to the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                              Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Final Index Values.........   The Index Closing Values of the S&P 500 Index and the Nikkei 225 Index, respectively, on the final Determination Date, as determined by the Calculation Agent.

Index Performance Factor...   The lower of (i) the Final Index Value of the S&P 500 Index divided by the Initial Index
                              Value of the S&P 500 Index and (ii) the Final Index Value of the Nikkei 225 Index divided by the Initial Index Value of the Nikkei 225 Index.

Trigger Levels.............   With respect to the S&P 500 Index, 898.128, which is 70% of its Initial Index Value, and
                              With respect to the Nikkei 225 Index, 11,047.246, which is 70% of its Initial Index Value.

Index Closing Value........   The Index Closing Value of the S&P 500 Index or the Nikkei 225 Index on any Trading Day
                              will equal the official closing value of the S&P 500 Index or the Nikkei 225 Index, respectively, or in each case, any Successor Index (as defined under "--Discontinuance of the S&P 500 Index or the Nikkei 225 Index; Alteration of Method of Calculation" below)
                              published following the regular official weekday close of trading for each index on that
                              Trading Day. In certain circumstances, the Index Closing Value as well as intraday values will be based on the alternate calculation of the S&P 500 Index and the Nikkei 225 Index described under "--Discontinuance of the S&P 500 Index or the Nikkei 225 Index; Alteration
                              of Method of Calculation."

Determination Dates........   February 24, 2007, February 24, 2008, February 24, 2009 and February 19, 2010, or if any
                              such day is not a Trading Day or if there is a Market Disruption Event on such day, in each case, with respect to the S&P 500 Index or the Nikkei 225 Index, the Determination
                              Date with respect to such index shall be the next succeeding Trading Day on which there is no Market Disruption Event; provided that if a Market Disruption Event, with respect to

                                                         PS-15

========================================================================================================================

                              such index, has occurred on each of the five Trading Days immediately succeeding any of the scheduled Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date for such disrupted index, notwithstanding the occurrence of a Market Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the disrupted index on such fifth Trading Day in accordance with the formula for and method of calculating the disrupted index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the disrupted index.

Early Redemption...........   If the Index Closing Values of both the S&P 500 Index and the Nikkei 225 Index on any of the first three Determination Dates are greater than their respective Initial Index
                              Values, we will redeem all of the RELAYS on the third Business Day following such
                              Determination Date (in each case, the "Early Redemption Date") for the Early Redemption
                              Payment.

Early Redemption Payment...   The Early Redemption Payment will equal:

                              o    $1,135, if Early Redemption occurs in 2007,

                              o    $1,270, if Early Redemption occurs in 2008, or

                              o    $1,405, if Early Redemption occurs in 2009.

Trading Day................   With respect to the S&P 500 Index or the Nikkei 225 Index, a day, as determined by the
                              Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges for securities underlying the S&P 500 Index and the Nikkei 225 Index and (ii) on the
                              exchanges on which futures or options contracts related to the S&P 500 Index or the Nikkei
                              225 Index are traded, other than a day on which trading on such Relevant Exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

Book Entry Note or
  Certificated Note........   Book Entry. The RELAYS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              RELAYS. Your beneficial interest in the RELAYS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by "you"
                              or to be taken by "you" refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the RELAYS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and

                                                         PS-16

========================================================================================================================

                              book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in the
                              accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank,  N.A.  (formerly  known as JPMorgan Chase Bank)

Agent......................   MS & Co.

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                              All dollar amounts related to determination of the amount of cash payable per RELAYS will be made by the Calculation Agent and will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upwards (e.g., .76545 would be rounded up to .7655);
                              and all dollar amounts paid on the aggregate number of RELAYS will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our affiliate, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the RELAYS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Closing Value or the intraday values of either index or whether a Market Disruption Event has occurred. See "--Discontinuance of the S&P 500 Index or the Nikkei 225 Index; Alteration of Method of Calculation" and "--Market Disruption
                              Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation
                              Agent in good faith and using its reasonable judgment.

Market Disruption Event....   Market Disruption Event means the occurrence or existence of any of the following events with respect to either the S&P 500 Index or the Nikkei 225 Index:

                                   (i) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the S&P 500 Index or of the Nikkei
                                   225 Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on each such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the S&P 500 Index or of the Nikkei 225 Index (or the relevant
                                   Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension,

                                                         PS-17

========================================================================================================================

                                   absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index or the Nikkei 225 Index (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii)a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the RELAYS.

                              For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index or the Nikkei 225 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such disrupted index shall be based on a comparison of (x)
                              the portion of the level of the disrupted index attributable to that security relative to
                              (y) the overall level of the disrupted index, in each case immediately before that suspension or limitation.

                              For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                              Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3)
                              limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the S&P 500 Index or the Nikkei 225 Index by the primary securities market trading in such contracts by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the S&P 500 Index or the Nikkei 225 Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary securities market on which futures or options contracts related to the S&P 500 Index or the Nikkei 225 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                                                         PS-18

========================================================================================================================

Relevant Exchange..........   Relevant Exchange means the primary exchange or market of trading for any security (or any combination thereof) then included in the S&P 500 Index or the Nikkei 225 Index or any
                              Successor Index.

Alternate Exchange
  Calculation in Case of
  an Event of Default......   In case an event of default with respect to the RELAYS shall have occurred and be continuing, the amount declared due and payable per RELAYS upon any acceleration of the
                              RELAYS shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as if the date of acceleration were the final
                              Determination Date.

                              If the maturity of the RELAYS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the cash amount due with respect to the RELAYS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The S&P 500 Index..........   We have derived all information contained in this pricing supplement regarding the S&P 500
                              Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's Corporation, or S&P. The S&P
                              500 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

                              The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any
                              Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500
                              Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                                                         PS-19

========================================================================================================================

                              The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

                              The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total
                              Market Value of the Component Stocks by a number called the "Index Divisor." By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500
                              Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

                              Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

                              To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an
                              Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market
                              Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

                              The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

                                                                                         Divisor
                                 Type of Corporate                                      Adjustment
                                      Action                 Adjustment Factor           Required
                              ----------------------   ---------------------------   ----------------
                              Stock split              Shares Outstanding             No
                                 (i.e., 2-for-1)       multiplied by 2;  Stock
                                                       Price divided by 2

                              Share issuance           Shares Outstanding plus        Yes
                                 (i.e., change >= 5%)  newly issued Shares

                              Share repurchase         Shares Outstanding minus       Yes
                                 (i.e., change >= 5%)  Repurchased Shares

                                                         PS-20

========================================================================================================================

                                                                                         Divisor
                                 Type of Corporate                                      Adjustment
                                      Action                 Adjustment Factor           Required
                              ----------------------   ---------------------------   ----------------
                              Special cash dividends   Share Price minus Special      Yes
                                                       Dividend

                              Company Change           Add new company Market Value   Yes
                                                       minus old company Market
                                                       Value

                              Rights Offering          Price of parent company minus  Yes

                                                              Price of Rights
                                                                Right Ratio
                              Spin-Off                 Price of parent company minus  Yes
                                                           Price of Spinoff Co.
                                                           Share Exchange Ratio

                              Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the
                              Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                              Each of the corporate events exemplified in the table requiring an adjustment to the Index
                              Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the
                              "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the
                              "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                              Post-Event Aggregate Market Value
                              ---------------------------------   =   Pre-Event Index Value
                                        New Divisor

                                                                Post-Event Market Value
                                   New Divisor         =        ------------------------
                                                                 Pre-Event Index Value

                              A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the
                              S&P 500 Index are updated as required by any changes in the number of shares outstanding.
                              After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the
                              Index Divisor.

The Nikkei 225 Index.......   We have derived all information regarding the Nikkei 225 Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such

                                                         PS-21

========================================================================================================================

                              information reflects the policies of, and is subject to change by, the Nihon Keizai
                              Shimbun, Inc., which is commonly referred to as Nikkei. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

                              The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei that measures the composite price performance of selected Japanese stocks. The Nikkei 225
                              Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the
                              Tokyo Stock Exchange (the "TSE") representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

                              The 225 companies included in the Nikkei 225 Index are divided into six sector categories:
                              Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation
                              and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

                              o    Technology -- Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

                              o    Financials -- Banks, Miscellaneous finance, Securities, Insurance

                              o    Consumer Goods -- Marine products, Food, Retail, Services

                              o    Materials -- Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel,
                                   Nonferrous metals, Trading House

                              o    Capital Goods/Others -- Construction, Machinery, Shipbuilding, Transportation
                                   equipment, Miscellaneous manufacturing, Real estate

                              o    Transportation and Utilities -- Railroads & Buses, Trucking, Shipping, Airlines,
                                   Warehousing, Electric power, Gas

                              The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock
                              (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo
                              Stock Exchange was reopened. The Divisor was 23.947 as of October 1, 2004 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing
                              (Y)50 by the par value of the relevant Underlying Stock, so that the share price of each
                              Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Y)50. The stock prices

                                                         PS-22

========================================================================================================================

                              used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

                              In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei
                              225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any
                              Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change)
                              will equal the level of the Nikkei 225 Index immediately prior to the change.

                              An Underlying Stock may be deleted or added by Nikkei. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.
                              In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the Underlying Stocks,
                              Nikkei will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the
                              TSE that is recognized by Nikkei to be representative of a market may be added to the
                              Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

                              A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data
                              Book published by Nikkei. Nikkei may delete, add or substitute any stock underlying the
                              Nikkei 225 Index. Nikkei first calculated and published the Nikkei 225 Index in 1970.

Discontinuance of the S&P
  500 Index or the Nikkei
  225 Index; Alteration of
  Method of Calculation....   If S&P or Nikkei discontinues publication of the S&P 500 Index or the Nikkei 225 Index, respectively, and S&P, Nikkei or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index or the discontinued Nikkei 225 Index (such index being referred to

                                                         PS-23

========================================================================================================================

                              herein as a "Successor Index"), then any subsequent Index Closing Value will be determined by reference to the value of such Successor Index published following the regular official weekday close of trading for the Successor Index on the date that any Index Closing Value is to be determined, and any intraday value will be determined by reference to such
                              Successor Index.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                              will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to
                              DTC, as holder of the RELAYS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the RELAYS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If S&P or Nikkei discontinues publication of the S&P 500 Index or Nikkei 225 Index prior to, and such discontinuance is continuing on, any Determination Date or any interim date on which either index falls to or below its specified Trigger Level and MS & Co., as the
                              Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Closing Value for such date. Following any such determination, the Calculation Agent will not compute the intraday values on any Trading Day and will instead rely on the Index Closing Value as computed by the Calculation Agent for the purpose of determining whether the index falls to or below its specified Trigger Level. The Index Closing Value will be computed by the
                              Calculation Agent in accordance with the formula for calculating the S&P 500 Index or
                              Nikkei 225 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant
                              Exchange on such date of each security most recently comprising the S&P 500 Index or
                              Nikkei 225 Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index or Nikkei 225 Index may adversely affect the value of the
                              RELAYS.

                              If at any time the method of calculating the S&P 500 Index, Nikkei 225 Index or a
                              Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500
                              Index, Nikkei 225 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index, Nikkei 225 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable

                                                         PS-24

========================================================================================================================

                              to the S&P 500 Index, Nikkei 225 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Values with reference to the S&P 500 Index, Nikkei 225 Index or such
                              Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index,
                              Nikkei 225 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Index, Nikkei 225 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information.....   The following tables set forth the published high and low Index Closing Values, as well as end-of-quarter Index Closing Values, for each quarter in the period from January 1, 2001 through February 21, 2006 with respect to the S&P 500 Index and through February 22, 2006 with respect to the Nikkei 225 Index. The Index Closing Value of the S&P 500 Index on
                              February 21, 2006 was 1,283.04. The Index Closing Value of the Nikkei 225 Index on
                              February 22, 2006 was 15,781.78. We obtained the information in the tables below from
                              Bloomberg Financial Markets, without independent verification.

                              The historical values of the S&P 500 Index and the Nikkei 225 Index should not be taken as an indication of future performance, and no assurance can be given as to the levels of the
                              S&P 500 Index and the Nikkei 225 Index on any Determination Date.

                              The value of the S&P 500 Index or the Nikkei 225 Index may decrease to or below its specified Trigger Level at any time on any Trading Day on which there is no Market
                              Disruption Event from but excluding the Pricing Date to and including the final
                              Determination Date and either index may close on the final Determination Date below its
                              Initial Index Value so that the Payment at Maturity will be less than the principal amount of the RELAYS. We cannot give you any assurance that the value of the S&P 500 Index and the Nikkei 225 Index will both increase so that at maturity or early redemption you will receive a payment in excess of the principal amount of the RELAYS. Your return is linked to the value of the S&P 500 Index and the Nikkei 225 Index on the Determination Dates and,
                              in certain circumstances, over the period from but excluding the Pricing Date to and including the final Determination Date.

                              If the RELAYS have not previously been automatically redeemed, and either the S&P 500
                              Index or the Nikkei 225 Index has decreased to or below its specified Trigger Level at any time on any date from but excluding the Pricing Date to and including the final
                              Determination Date and the Final Index Value of either the S&P 500 Index or the Nikkei 225
                              Index is less than its Initial Index Value, you will lose money on your investment.

                                                         PS-25

========================================================================================================================

                                   S&P 500 Index             High          Low       Period End
                                                           --------      --------    ----------
                              2001
                              First Quarter..........      1,373.73      1,117.58     1,160.33
                              Second Quarter.........      1,312.83      1,103.25     1,224.42
                              Third Quarter..........      1,236.72        965.80     1,040.94
                              Fourth Quarter.........      1,170.35      1,038.55     1,148.08
                              2002
                              First Quarter..........      1,172.51      1,080.17     1,147.39
                              Second Quarter.........      1,146.54        973.53       989.82
                              Third Quarter..........        989.03        797.70       815.28
                              Fourth Quarter.........        938.87        776.76       879.82
                              2003
                              First Quarter..........        931.66        800.73       848.18
                              Second Quarter.........      1,011.66        858.48       974.50
                              Third Quarter..........      1,039.58        965.46       995.97
                              Fourth Quarter.........      1,111.92      1,018.22     1,111.92
                              2004
                              First Quarter..........      1,157.76      1,091.33     1,126.21
                              Second Quarter.........      1,150.57      1,084.10     1,140.84
                              Third Quarter..........      1,129.30      1,063.23     1,114.58
                              Fourth Quarter.........      1,213.55      1,094.81     1,211.92
                              2005
                              First Quarter..........      1,225.31      1,163.75     1,180.59
                              Second Quarter.........      1,216.96      1,137.50     1,191.33
                              Third Quarter..........      1,245.04      1,194.44     1,228.81
                              Fourth Quarter.........      1,272.74      1,176.84     1,248.29
                              2006
                              First Quarter (through
                                February 21, 2006)...      1,294.18      1,254.78     1,283.04

                                   Nikkei 225 Index          High          Low       Period End
                                                           --------      --------    ----------
                              2001
                              First Quarter..........      14,032.42    11,819.70     12,999.70
                              Second Quarter.........      14,529.41    12,574.26     12,969.05
                              Third Quarter..........      12,817.41     9,504.41      9,774.68
                              Fourth Quarter.........      11,064.30     9,924.23     10,542.62
                              2002
                              First Quarter..........      11,919.30     9,420.85     11,024.94
                              Second Quarter.........      11,979.85    10,074.56     10,621.84
                              Third Quarter..........      10,960.25     9,075.09      9,383.29
                              Fourth Quarter.........       9,215.56     8,303.39      8,578.95
                              2003
                              First Quarter..........       8,790.92     7,862.43      7,972.71
                              Second Quarter.........       9,137.14     7,607.88      9,083.11
                              Third Quarter..........      11,033.32     9,265.56     10,219.05
                              Fourth Quarter.........      11,161.71     9,614.60     10,676.64
                              2004
                              First Quarter..........      11,770.65    10,365.40     11,715.39
                              Second Quarter.........      12,163.89    10,505.05     11,858.87
                              Third Quarter..........      11,896.01    10,687.81     10,823.57
                              Fourth Quarter.........      11,488.76    10,659.15     11,488.76
                              2005
                              First Quarter..........      11,966.69    11,238.37     11,668.95
                              Second Quarter.........      11,874.75    10,825.39     11,584.01
                              Third Quarter..........      13,617.24    11,565.99     13,574.30
                              Fourth Quarter.........      16,344.20    13,106.18     16,111.43
                              2006
                              First Quarter (through
                                 February 22, 2006)..      16,747.76    15,341.18     15,781.78

                                                         PS-26

========================================================================================================================

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the RELAYS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the RELAYS through one or more of our subsidiaries. The original issue price of the RELAYS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the RELAYS and the cost of hedging our obligations under the RELAYS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to February 22, 2006, the date immediately succeeding the Pricing Date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the
                              RELAYS by taking positions in the futures and options contracts on the S&P 500 Index and the Nikkei 225 Index. Such purchase activity could potentially have increased the value of the S&P 500 Index and the Nikkei 225 Index, and therefore effectively increased the level at which the S&P 500 Index and the Nikkei 225 Index that must prevail on the Determination
                              Dates before you would receive upon an early redemption or at maturity a payment that exceeds the principal amount of the RELAYS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the RELAYS, including on the
                              Determination Dates, by purchasing and selling the stocks underlying the S&P 500 Index and the Nikkei 225 Index, futures or options contracts or exchange traded funds on the S&P 500
                              Index and the Nikkei 225 Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on one or more Determination Dates. We cannot give any assurance that our hedging activities will not affect the values of the S&P 500 Index and the Nikkei 225
                              Index and, therefore, adversely affect the value of the RELAYS or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of RELAYS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the RELAYS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date. The Agent may allow a concession not in excess of $15 per Relay to other dealers, which may include Morgan Stanley DW, Inc., Morgan Stanley & Co.
                              International Limited and Bank Morgan Stanley AG. We expect to deliver the RELAYS against payment therefor in New

                                                         PS-27

========================================================================================================================

                              York, New York on February 24, 2006. After the initial offering of the RELAYS, the Agent may vary the offering price and other selling terms from time to time.

                              In order to facilitate the offering of the RELAYS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the RELAYS or the level of the
                              S&P 500 Index or the Nikkei 225 Index. Specifically, the Agent may sell more RELAYS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the S&P 500 Index or the Nikkei 225 Index it does not own, creating a naked short position in the RELAYS or the individual stocks underlying the S&P 500 Index or the
                              Nikkei 225 Index, respectively, for its own account. The Agent must close out any naked short position by purchasing the RELAYS or the individual stocks underlying the S&P 500
                              Index or the Nikkei 225 Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the RELAYS or the individual stocks underlying the S&P 500 Index or the Nikkei 225 Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, RELAYS or the individual stocks underlying the S&P 500 Index or the Nikkei 225
                              Index in the open market to stabilize the price of the RELAYS. Any of these activities may raise or maintain the market price of the RELAYS above independent market levels or prevent or retard a decline in the market price of the RELAYS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the RELAYS. See "--Use of Proceeds and Hedging" above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the RELAYS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                              United States, where action for that purpose is required. No offers, sales or deliveries of the RELAYS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the RELAYS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the
                              Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the
                              RELAYS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the RELAYS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the RELAYS under the laws and regulations in force in each non-

                                                         PS-28

========================================================================================================================

                              U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the RELAYS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The RELAYS have not been and will not be registered with the Comissao de Calores
                              Mobiliarios (The Brazilian Securities Commission). The RELAYS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                              Chile

                              The RELAYS have not been registered with the Superintendencia de Valores y Seguros in
                              Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the RELAYS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              No action has been taken to permit an offering of the RELAYS to the public in Hong Kong as the RELAYS have not been authorized by the Securities and Futures Commission of Hong Kong
                              and, accordingly, no advertisement, invitation or document relating to the RELAYS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the RELAYS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the
                              Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                              Mexico

                              The RELAYS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              The Agent and each dealer represent and agree that they will not offer or sell the RELAYS nor make the RELAYS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for

                                                         PS-29

========================================================================================================================

                              subscription or purchase, of the RELAYS, whether directly or indirectly, to persons in
                              Singapore other than:

                              (a) an institutional investor (as defined in section 4A of the Securities and Futures Act
                              (Chapter 289 of Singapore (the "SFA"));

                              (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                              (c) a person who acquires the RELAYS for an aggregate consideration of not less than
                              Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                              (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

License Agreement between
  S&P and Morgan Stanley...   S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by
                              S&P, in connection with securities, including the RELAYS.

                              The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              The RELAYS are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the RELAYS or any member of the public regarding the advisability of investing in securities generally or in the
                              RELAYS particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the RELAYS. S&P has no obligation to take our needs or the needs of the owners of the RELAYS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RELAYS to be issued or in the determination or calculation of the equation by which the RELAYS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the RELAYS.

                              S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY
                              DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE
                              OBTAINED BY MORGAN STANLEY, OWNERS

                                                         PS-30

========================================================================================================================

                              OF THE RELAYS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA
                              INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT
                              DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
                              HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
                              PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT
                              LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL,
                              PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF
                              THE POSSIBILITY OF SUCH DAMAGES.

                              "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are
                              trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan
                              Stanley.

License Agreement between
  Nikkei and Morgan
  Stanley..................   As of the Settlement Date, we will have received the consent of Nikkei, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the
                              RELAYS. Nikkei has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225
                              Index are owned by Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the
                              Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the RELAYS; it does not sponsor, endorse, authorize, sell or promote the RELAYS, and has no obligation or liability in connection with the administration, marketing or trading of the RELAYS or with the calculation of the Payment at Maturity, as described above.

ERISA Matters for Pension
  Plans and Insurance
  Companies................   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the RELAYS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning

                                                         PS-31

========================================================================================================================

                              of ERISA or the Code would likely arise, for example, if the RELAYS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the RELAYS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
                              Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the RELAYS. Those class exemptions are PTCE
                              96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the RELAYS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                              Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE
                              96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the RELAYS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the RELAYS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing

                                                         PS-32

========================================================================================================================

                              the RELAYS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or
                              84-14.

                              Purchasers of the RELAYS have exclusive responsibility for ensuring that their purchase and holding of the RELAYS do not violate the prohibited transaction or other rules of
                              ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation..........   The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the RELAYS that (i) purchase the RELAYS at the
                              Issue Price and (ii) will hold the RELAYS as capital assets within the meaning of Section
                              1221 of the Code. Unless otherwise specifically indicated, this summary is based on the
                              Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor's particular circumstances or to investors that are subject to special rules, such as:

                              o    tax-exempt organizations;

                              o    certain financial institutions;

                              o    regulated investment companies;

                              o    real estate investment trusts;

                              o    dealers and certain traders in options, securities or foreign currencies;

                              o    persons who hold a RELAYS as part of a hedging transaction, straddle, conversion or other integrated transaction;

                              o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                              o    partnerships or other entities classified as partnerships;

                              o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                              o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                              o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                              o    Non-U.S. Holders for whom income or gain in respect of a RELAYS is effectively connected with a trade or business in the United States; and

                              o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                   911(d)(3) of the Code) in the United States.

                                                         PS-33

========================================================================================================================

                              If you are considering purchasing the RELAYS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under U.S. federal estate tax law or the laws of any state, local or foreign taxing jurisdiction.

                              General

                              In the opinion of Tax Counsel, which is based on certain representations received from us
                              (including the existence of a substantial risk that an initial investor will lose a significant amount of its investment), the purchase and ownership of a RELAYS should be treated as an "open transaction" with respect to the S&P 500 Index and the Nikkei 225
                              Index for U.S. federal income tax purposes. While other characterizations of the RELAYS could be asserted by the Internal Revenue Service (the "IRS"), as discussed below, the following discussion assumes that this characterization of the RELAYS will be respected.

                              U.S. Holders

                              This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the RELAYS.
                              As used herein, the term "U.S. Holder" means a beneficial owner of a RELAYS that is for
                              U.S. federal income tax purposes:

                              o    a citizen or resident of the United States;

                              o    a corporation created or organized under the laws of the United States or any political subdivision thereof; or

                              o    an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                              Tax Treatment of the RELAYS

                              Assuming the characterization of the RELAYS as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                              Tax Basis. A U.S. Holder's tax basis in a RELAYS will equal the amount paid by the U.S.
                              Holder to acquire the RELAYS.

                              Settlement of a RELAYS at Maturity. Upon receipt of cash at maturity, a U.S. Holder will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the RELAYS.

                              Sale, Exchange, Redemption or Other Disposition of a RELAYS. Upon a sale, exchange, redemption or other disposition of a RELAYS prior to its maturity, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition and the U.S. Holder's tax basis in the
                              RELAYS sold, exchanged, redeemed or otherwise disposed. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the RELAYS for more than one year at the time of disposition.

                                                         PS-34

========================================================================================================================

                              Possible Alternative Tax Treatments of an Investment in the RELAYS

                              Due to the absence of authorities that directly address the proper tax treatment of the
                              RELAYS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the RELAYS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment
                              Regulations").

                              If the IRS were successful in asserting that the Contingent Payment Regulations applied to the RELAYS, the timing and character of income thereon would be significantly affected.
                              Among other things, a U.S. Holder would be required to accrue original issue discount on the RELAYS every year at a "comparable yield" determined at the time of their issuance.
                              Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, redemption or other disposition of the RELAYS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                              Even if the Contingent Payment Regulations do not apply to the RELAYS, other alternative
                              U.S. federal income tax characterizations of the RELAYS are possible which, if applied, could also affect the timing and character of the income or loss with respect to the
                              RELAYS. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the
                              RELAYS.

                              Backup Withholding and Information Reporting

                              A U.S. Holder of the RELAYS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the
                              U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder may also be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                              Non-U.S. Holders

                              This section only applies to you if you are a Non-U.S. Holder. As used herein, the term
                              "Non-U.S. Holder" means a beneficial owner of a RELAYS that is for U.S. federal income tax purposes:

                                                         PS-35

========================================================================================================================

                              o    a nonresident alien individual;

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                              A Non-U.S. Holder of a RELAYS generally will not be subject to U.S. federal income, withholding or backup withholding tax, provided that the Non-U.S. Holder complies with certain certification procedures establishing that it is not a United States person for
                              U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person) or otherwise establishes an exemption. Information returns may be filed with the
                              IRS in connection with the payments on the RELAYS at maturity as well as in connection with the payment of the proceeds from a sale, exchange, redemption or other disposition.

                              If the RELAYS were recharacterized as debt instruments, any interest paid to a Non-U.S.
                              Holder with respect to the RELAYS would not be subject to U.S. federal withholding tax, provided that the certification requirements described above were satisfied and such
                              Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                                         PS-36